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Exhibit 99.1

                iMERGENT Announces Record Third Quarter Revenues

         * Third Quarter Revenues Increase 117% to $15,786,458
         * Third Quarter Earnings Increase 323% to $1,596,941
         * Third Quarter Earnings Per Share of $0.14
         * Nine Month Earning Per Share of $.30

         iMERGENT, Inc. (OTC.BB: IMGG) announced today its results for the three and nine month periods ended March 31, 2003. The total revenues for the quarter ended March 31, 2003, our third quarter of the fiscal year ending June 30, 2003, increased to $15,786,458 from $7,296,696 in the quarter ended March 31, 2002, an increase of 117%.

         Net income for the fiscal quarter ended March 31, 2003 was up 323% to $1,596,941 or $0.14 a diluted share in earnings (post reverse stock split) representing 11,290,240 shares as compared to net income of $377,337 or $0.08 a diluted share (post reverse stock split) representing 4,833,462 shares for the comparable quarter of the prior fiscal year.

         The total revenues for the nine-month period ended March 31, 2003 increased to $37,658,988 from $26,386,485 in the comparable period of the prior fiscal year, an increase of 43%. The company noted that the results for the nine-month period ended March 31, 2003 included less than $246,000 of net deferred revenue, while the comparable period of the prior fiscal year included more than $5 million of net deferred revenue.

         Net income for the nine-month period ended March 31, 2003 increased 35% to $3,420,431 or $0.30 a diluted share in earnings (post reverse stock split) representing 11,219,115 shares as compared to $2,526,957 or $0.61 a diluted share (post reverse stock split) representing 4,135,779 shares for the comparable nine-month period of the prior fiscal year. The company noted it would have had a loss of approximately $2.7 million for the nine-month period a year ago if not for the benefit of the deferred revenue.

         Commented iMERGENT Chairman Donald Danks, "We are obviously very pleased with this quarter's results and they reflect the company's continued progress in several areas of the business. This is evidenced by the 117% growth in revenue over the year-ago quarter, and the fact the company has generated a total of over a million dollars in cash from operating activities over the past two quarters. The entire iMergent team, and especially its leaders, deserves recognition for an extraordinary effort in creating a successful, growing, and profitable company, well positioned to serve a large and historically fragmented market. I was particularly pleased by the dramatic increases in operating leverage versus the year-ago quarter, in that the company was able to more than double sales with less than 62% increase in selling and marketing expense, and only a modest increase in G&A."

         Said iMERGENT Chief Executive Officer, Jay Poelman, "I think this second quarter makes clear that the problems and issues associated with our restructuring phase are well behind us, and the changes we put in place at that time are clearly working and have created a strong foundation for continued growth. Accomplishments by the team in this quarter include dozens of enhancements to our StoresOnline Platform, as well as increasing both our sales and our margins. These results reflect a continued high level of interest in the Internet as a strategic business tool by entrepreneurs and small business owners, and show our ability to serve this market with increased efficiency. "

                             FINANCIAL TABLES FOLLOW

About iMERGENT, Inc.

         iMERGENT is a leading technology and training company delivering eServices to small business and entrepreneurs. iMERGENT provides eServices to over 100,000 customers annually. iMERGENT enables companies of all sizes to extend their business to the Internet quickly, effectively--with minimal investment. iMERGENT develops, hosts, licenses, and supports a wide range of Internet applications. IMERGENT Inc. (www.imergentinc.com) is located at 754 Technology Ave., Orem, UT 84097.

         Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor
Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of iMERGENT and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For a more detailed discussion of factors that affect iMERGENT's operating results, please refer to its SEC reports including its most recent Form 10-K and Form 10-Q.

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                                               IMERGENT, INC. AND SUBSIDIARIES
                              Unaudited Condensed Consolidated Statements of Operations for the
                                Three Months and the Nine Months Ended March 31, 2003 and 2002

                                                       Three Months Ended                        Nine Months Ended
                                            -----------------------------------------------------------------------------------
                                                 March 31,            March 31,           March 31,            March 31,
                                                    2003                2002                 2003                 2002
                                            -----------------------------------------------------------------------------------


Revenue                                             $ 15,786,458        $  7,296,696         $ 37,658,988         $ 26,386,485

Cost of revenue                                        2,713,422           1,334,877            6,904,423            3,657,519
Cost of revenue - related party                          348,807             157,437              840,263              720,930
                                            -----------------------------------------------------------------------------------
  Total cost of revenue                                3,062,229           1,492,314            7,744,686            4,378,449

                                            -----------------------------------------------------------------------------------
  Gross profit                                        12,724,229           5,804,382           29,914,302           22,008,036

Operating Expenses
Product development                                            -              19,654                    -               87,604
Selling and marketing                                  4,856,941           3,019,211           12,855,835            9,127,660
Selling and marketing - related party                    160,277              85,866              349,680              353,392
General and administrative                             1,197,797             968,712            3,244,830            4,600,962
Depreciation and amortization                             57,018             145,131              299,974              446,542
Bad debt expense                                       4,611,640           1,251,021            9,816,200            3,256,152
                                            -----------------------------------------------------------------------------------
  Total operating expenses                            10,883,674           5,489,595           26,566,519           17,872,312


Income from operations                                 1,840,556             314,787            3,347,782            4,135,725

Other income                                                 120               1,632                2,993               50,914
Interest income                                          218,197              96,577              549,414              265,962
Interest expense                                         (11,657)            (35,659)             (29,483)          (1,925,643)
                                            -----------------------------------------------------------------------------------
  Total other income (expense)                           206,661              62,550              522,923          (1,608,767)

                                            -----------------------------------------------------------------------------------
Income before income taxes                             2,047,216             377,337            3,870,706            2,526,957

Provision for income taxes                              (450,275)                  -             (450,275)                    -

                                            -----------------------------------------------------------------------------------
Net income                                          $  1,596,941         $   377,337         $  3,420,431         $  2,526,957
                                            ===================================================================================

Basic earnings per share:                              $    0.14           $    0.08            $    0.31            $    0.61

Diluted earnings per share:                            $    0.14           $    0.08            $    0.30            $    0.61

                            Weighted average shares outstanding:
    Basic                                             11,030,931           4,833,462           11,011,070            4,117,136
    Diluted                                           11,290,240           4,833,462           11,219,115            4,135,779

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                         IMERGENT, INC. AND SUBSIDIARIES
                 Unaudited Condensed Consolidated Balance Sheets                                     March 31,
                                                                                                       2003
                                                                                                   (Unaudited)     June 30, 2002
                                                                                                  --------------------------------
Assets

Current assets
Cash                                                                                             $      926,121   $     519,748
Trade receivables, net of allowance for doubtful accounts of $3,885,018 at March
   31, 2003 and $1,918,673 at June 30, 2002.                                                          4,842,742       2,247,129
Inventories                                                                                              37,405          23,416
Prepaid expenses                                                                                        514,896         607,857
Credit card reserves, net of allowance for doubtful accounts of $380,892 at
   March 31, 2003 and $137,370 at June 30, 2002.                                                        550,092       1,022,701
                                                                                                  --------------------------------
  Total current assets                                                                                6,871,256       4,420,851

Property and equipment, net                                                                             197,807         409,460
Goodwill, net                                                                                           455,177         455,177
Trade receivables, net of allowance for doubtful accounts of $1,740,912 at March
   31, 2003 and $1,357,938 at June 30, 2002.                                                          2,243,574       1,673,740
Deferred tax asset                                                                                      539,973               -
Other assets, net of allowance for doubtful accounts of $144,810 at March 31,
   2003 and $0 at June 30, 2002.                                                                         47,766         417,384
                                                                                                  --------------------------------
  Total Assets                                                                                     $ 10,355,553   $   7,376,612
                                                                                                  ================================

Liabilities and Stockholders' Equity

Current liabilities

Accounts payable                                                                                  $   1,006,154   $   1,215,400
Accounts payable - related party                                                                         88,219         111,702
Bank overdraft                                                                                                -         150,336
Accrued wages and benefits                                                                              323,362         681,472
Past due payroll taxes                                                                                        -          26,797
Income taxes payable - current                                                                          990,248               -
Accrued liabilities                                                                                     161,046         548,016
Current portion of capital lease obligations                                                             22,720          80,938
Current portion of notes payable                                                                         26,429         160,671
Other current liabilities                                                                               449,630         450,523
Other current liabilities - related party                                                                50,000               -
Deferred revenue                                                                                        459,451         705,558
                                                                                                  --------------------------------
  Total current liabilities                                                                           3,577,259       4,131,413

Capital lease obligations, net of current portion                                                        11,171          27,906
Notes payable, net of current portion                                                                   430,088         393,560
Other long term liabilities                                                                               5,850               -
                                                                                                  --------------------------------
  Total liabilities                                                                                   4,024,368       4,552,879
                                                                                                  --------------------------------

Commitments and contingencies                                                                                 -               -

Minority interest                                                                                             -         355,159
                                                                                                  --------------------------------

Stockholders' Equity
--------------------
Capital stock, par value $.001 per share
  Preferred stock - authorized 5,000,000 shares; none issued
  Common stock -authorized 100,000,000 shares; issued and outstanding
    11,035,667 and 10,995,774 shares, at March 31, 2003 and June 30, 2002,
     respectively                                                                                        29,497          10,996
  Additional paid-in capital                                                                         72,432,224      72,017,928
  Deferred compensation                                                                                 (25,604)        (34,987)
  Accumulated other comprehensive loss                                                                   (4,902)         (4,902)
  Accumulated deficit                                                                               (66,100,030)    (69,520,461)
                                                                                                  --------------------------------
    Total stockholders' equity                                                                        6,331,185       2,468,574
                                                                                                  --------------------------------

Total Liabilities and Stockholders' Equity                                                         $ 10,355,553   $   7,376,612
                                                                                                  ================================
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